UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 17, 2016

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35846	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

1. Senior Indenture and Senior Secured Notes due 2021

General

On June 17, 2016, West Corporation (“West” or the “Company”) issued $400.0 million aggregate principal amount of 4.750% senior secured notes that mature on July 15, 2021 (the “2021 Senior Secured Notes”). The 2021 Senior Secured Notes were issued pursuant to an indenture dated June 17, 2016 (the “2021 Senior Indenture”), by and among the Company, the guarantors named therein (the “Guarantors”), U.S. Bank National Association, as trustee, and U.S. Bank National Association, as collateral agent (the “Collateral Agent”). West used the net proceeds from the issue and the sale of the 2021 Senior Secured Notes, together with proceeds from the Seventh Amendment described below, to partially repay certain outstanding term loans under West’s senior secured credit facilities (the “Senior Secured Credit Facilities”).

Guarantees

The 2021 Senior Secured Notes are guaranteed, jointly and severally, on a senior secured basis, by each Restricted Subsidiary (as defined in the 2021 Senior Indenture) that guarantees the Company’s Senior Secured Credit Facilities. Any subsidiary of the Company that is released as a guarantor of the Senior Secured Credit Facilities will automatically be released as a guarantor of the 2021 Senior Secured Notes.

Ranking

The 2021 Senior Secured Notes are the Company’s senior secured obligations and rank senior in right of payment to all of the Company’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the 2021 Senior Secured Notes; rank equally in right of payment to all of the Company’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the 2021 Senior Secured Notes; are effectively senior in right of payment to all of the Company’s existing and future unsecured debt, to the extent of the value of the assets securing the 2021 Senior Secured Notes; and are structurally subordinated to all obligations of each subsidiary of the Company that is not a guarantor of the 2021 Senior Secured Notes.

Similarly, the 2021 Senior Secured Note guarantees (the “Guarantees”) are the senior secured obligations of the guarantors and rank senior in right of payment to all of the applicable guarantor’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the 2021 Senior Secured Notes; rank equally in right of payment to all of the applicable guarantor’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the applicable guarantor’s guarantee of the 2021 Senior Secured Notes; are effectively senior in right of payment to all of the applicable guarantor’s existing and future unsecured debt, to the extent of the value of the assets securing the 2021 Senior Secured Notes; and are structurally subordinated to all obligations of any subsidiary of a guarantor that is not also a guarantor of the 2021 Senior Secured Notes.

Optional Redemption

At any time prior to July 15, 2018, the Company may redeem all or a part of the 2021 Senior Secured Notes, including Additional Notes (as defined in the 2021 Senior Indenture), at a redemption price equal to 100% of the principal amount of 2021 Senior Secured Notes redeemed plus the Applicable Premium (as defined in the 2021 Senior Indenture) as of, plus accrued and unpaid interest, if any, thereon to, the date of redemption, subject to the rights of holders of 2021 Senior Secured Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after July 15, 2018, the Company may redeem the 2021 Senior Secured Notes, including Additional Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the 2021 Senior Secured Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, subject to the right of holders of record of 2021 Senior Secured Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2018	102.375%
2019	101.188%
2020 and thereafter	100.000%

In addition, until July 15, 2018, the Company may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of 2021 Senior Secured Notes, including Additional Notes, issued by it at a redemption price equal to 104.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, subject to the right of holders of record of 2021 Senior Secured Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings (as defined in the 2021 Senior Indenture); provided that at least 60% of the sum of the aggregate principal amount of 2021 Senior Secured Notes originally issued under the 2021 Senior Indenture and any Additional Notes issued under the 2021 Senior Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

The Company may also redeem, during any 12-month period commencing from July 15, 2016 until July 15, 2018, up to 10% of the original principal amount of the 2021 Senior Secured Notes at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable redemption date.

Security

The 2021 Senior Secured Notes and the Guarantees are secured by first-priority security interests in collateral that consists of substantially all of the property and assets, in each case, that are held by the Company or any of the Guarantors, subject to certain exceptions. In connection with the execution of the 2021 Senior Indenture, the Company entered into a Security Agreement (the “Security Agreement”) and an Intellectual Property Security Agreement (the “IP Security Agreement”), each of which is dated as of June 17, 2016 and is among the Company, the other grantors named therein and U.S. Bank National Association, as Collateral Agent. The Company also entered into a First Lien Intercreditor Agreement (the “Intercreditor Agreement”) dated as of June 17, 2016 among the Company, the other grantors party thereto, Wells Fargo Bank, National Association, as Credit Agreement Collateral Agent, and U.S. Bank National Association, as the Initial Other Authorized Representative.

Change of Control

If the Company experiences a Change of Control (as defined in the 2021 Senior Indenture), the Company must give holders of the 2021 Senior Secured Notes the opportunity to sell to the Company their notes at 101% of their face amount, plus accrued and unpaid interest thereon, if any, to the date of repurchase.

Covenants

The 2021 Senior Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s Restricted Subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on, make distributions in respect of or repurchase the Company’s capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell, or otherwise dispose of all or substantially all of the Company’s assets;

•	limit dividends and other payments by the Company’s Restricted Subsidiaries;

•	enter into certain transactions with the Company’s affiliates; and

•	designate the Company’s subsidiaries as Unrestricted Subsidiaries.

Events of Default

The 2021 Senior Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such 2021 Senior Secured Notes to become or to be declared due and payable.

The foregoing description of the 2021 Senior Indenture, Security Agreement, IP Security Agreement and Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2021 Senior Indenture, Security Agreement, IP Security Agreement and Intercreditor Agreement which are filed as Exhibits 4.01, 10.02, 10.03 and 10.04, respectively, to this current report on Form 8-K and incorporated herein by reference.

2. Amendment to Credit Agreement

On June 17, 2016 (the “Seventh Amendment Effective Date”), the Company, certain domestic subsidiaries of the Company, as subsidiary borrowers, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the various lenders party thereto modified the Senior Secured Credit Facilities by entering into Amendment No. 7 to Amended and Restated Credit Agreement (the “Seventh Amendment”), amending the Company’s Amended and Restated Credit Agreement, dated as of October 5, 2010, by and among the Company, Wells Fargo, as administrative agent, and the various lenders and other parties party thereto from time to time (as previously amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 15, 2012, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of October 24, 2012, Amendment No. 3 to Amended and Restated Credit Agreement, dated as of February 20, 2013, Amendment No. 4 to Amended and Restated Credit Agreement, dated as of January 24, 2014, Amendment No. 5 to Amended and Restated Credit Agreement, dated as of July 1, 2014, and Amendment No. 6 to Amended and Restated Credit Agreement, dated as of November 24, 2015, and, as further amended by the Seventh Amendment, the “Amended Credit Agreement”).

The Amended Credit Agreement:

•	extends the maturity of a portion of the existing A-1 term loans (“A-1 Term Loans”) to a date that is five years from the Seventh Amendment Effective Date by converting such existing A-1 term loans into A-2 term loans (the “A-2 Term Loans”);

•	extends the maturity of a portion of the existing B-10 Term Loans to a date that is seven years from the Seventh Amendment Effective Date by converting such existing B-10 term loans into B-12 term loans (the “B-12 Term Loans”);

•	extends the maturity of a portion of the existing revolving credit commitments to a date that is five years from the Seventh Amendment Effective Date (the “Extended Revolving Credit Commitments”), with non-extending revolving credit commitments being terminated as of the Seventh Amendment Effective Date;

•	provides for an increase of A-2 Term Loans with incremental A-2 term loans, which were added to and constitute a single class of term loans with the A-2 Term Loans, such that the aggregate amount of A-2 Term Loans (after giving effect to the incurrence of the incremental A-2 Term Loans) is $650.0 million;

•	provides for an increase of B-12 Term Loans with incremental B-12 Term Loans, which were added to and constitute a single class of term loans with the B-12 Term Loans, such that the aggregate amount of B-12 Term Loans (after giving effect to the incurrence of the incremental B-12 Term Loans) is $870.0 million;

•	provides for an increase of Extended Revolving Credit Commitments with incremental revolving commitments, which constitute a single class of commitments with the Extended Revolving Credit Commitments and mature on the date that is five years from the Seventh Amendment Effective Date, such that the aggregate amount of Extended Revolving Credit Commitments (after giving effect to the incurrence of the incremental revolving commitments) is $300.0 million;

•	provides for new B-14 term loans (the “B-14 Term Loans”) in an aggregate amount of $260.0 million with a maturity date that is five years from the Seventh Amendment Effective Date;

•	provides for annual amortization (payable in quarterly installments) in respect of the B-12 Term Loans in an amount equal to 1.0% of the original aggregate principal amount of the B-12 Term Loans outstanding on the Seventh Amendment Effective Date until the maturity date, at which point all remaining outstanding B-12 Term Loans shall become due and payable;

•	provides for annual amortization (payable in quarterly installments) in respect of the B-14 Term Loans in an amount equal to 1.0% of the original aggregate principal amount of the B-14 Term Loans outstanding on the Seventh Amendment Effective Date until the maturity date, at which point all remaining outstanding B-14 Term Loans shall become due and payable;

•	provides for annual amortization (payable in quarterly installments and based on the original aggregate principal amount of the A-2 Term Loans outstanding on the Seventh Amendment Effective Date) in respect of the A-2 Term Loans payable at a 2.5% annual rate for the three quarters ending March 31, 2017, a 5.0% annual rate for the four quarters ending March 31, 2018, a 7.5% annual rate for the four quarters ending March 31, 2019, a 10.0% annual rate for the four quarters ending March 31, 2020 and a 2.5% quarterly rate thereafter until the maturity date, at which point all remaining outstanding A-2 Term Loans shall become due and payable;

•	provides for an interest rate margin applicable to the A-2 Term Loans and Extended Revolving Credit Commitments that is based on the Company’s total leverage ratio and ranges from 1.75% to 2.50% for LIBOR rate loans (2.50%, as of the Seventh Amendment Effective Date), subject to a 0.0% LIBOR floor, and from 0.75% to 1.50% for base rate loans (1.50%, as of the Seventh Amendment Effective Date);

•	provides for an interest rate margin applicable to the B-12 Term Loans equal to 3.00% for LIBOR rate loans, subject to a 0.75% LIBOR floor and 2.00% for base rate loans, subject to a 1.75% base rate floor; and

•	provides for an interest rate margin applicable to the B-14 Term Loans equal to 2.75% for LIBOR rate loans, subject to a 0.75% LIBOR floor and 1.75% for base rate loans, subject to a 1.75% base rate floor.

Proceeds of the A-2 Term Loans, B-12 Term Loans and B-14 Term Loans were used on the Seventh Amendment Effective Date to partially prepay existing non-extending A-1 term loans and existing non-extending B-10 term loans and to fully prepay existing non-extending B-11 term loans.

After giving effect to the use of all proceeds from the transactions described herein, as of the Seventh Amendment Effective Date, the following were the outstanding amounts under the Company’s Senior Secured Credit Facilities:

•	approximately $34 million of B-10 Term Loans due 2018;

•	approximately $80 million of A-1 Term Loans due 2019;

•	$650 million of A-2 Term Loans due 2021;

•	$260 million of B-14 Term Loans due 2021; and

•	$870 million of B-12 Term Loans due 2023.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Seventh Amendment, which is filed as Exhibit 10.01 to this current report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On June 21, 2016, the Company completed the sale of certain land, building and improvements which were primarily occupied by the agent-based businesses divested by the Company on March 3, 2015. The purchase price was $38.8 million. The portion of the land, building and improvements used in the Company’s retained business was leased back to the Company in connection with the sale.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

4.01	Indenture, dated as of June 17, 2016, among West Corporation, the guarantors named on the signature pages thereto, U.S. Bank National Association, as Trustee, and U.S. Bank National Association, as Collateral Agent, with respect to the 4.750% senior secured notes due July 15, 2021

10.01	Amendment No. 7 to Amended and Restated Credit Agreement, dated as of June 17, 2016, by and among West Corporation, the Subsidiary Borrowers party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, to the amended and restated credit agreement, dated as of October 5, 2010, by and among West Corporation, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent

10.02	Security Agreement dated, as of June 17, 2016, among West Corporation, the other grantors identified therein and U.S. Bank National Association, as Collateral Agent

10.03	Intellectual Property Security Agreement, dated as of June 17, 2016, among West Corporation, the other grantors identified therein and U.S. Bank National Association, as Collateral Agent

10.04	First Lien Intercreditor Agreement, dated as of June 17, 2016, among West Corporation, the other grantors party thereto, Wells Fargo Bank, National Association, as Credit Agreement Collateral Agent, and U.S. Bank National Association, as the Initial Other Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: June 21, 2016	By:	/s/ Jan D. Madsen
Jan D. Madsen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.01	Indenture, dated as of June 17, 2016, among West Corporation, the guarantors named on the signature pages thereto, U.S. Bank National Association, as Trustee, and U.S. Bank National Association, as Collateral Agent, with respect to the 4.750% senior secured notes due July 15, 2021

10.01	Amendment No. 7 to Amended and Restated Credit Agreement, dated as of June 17, 2016, by and among West Corporation, the Subsidiary Borrowers party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, to the amended and restated credit agreement, dated as of October 5, 2010, by and among West Corporation, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent

10.02	Security Agreement, dated as of June 17, 2016, among West Corporation, the other grantors identified therein and U.S. Bank National Association, as Collateral Agent

10.03	Intellectual Property Security Agreement, dated as of June 17, 2016, among West Corporation, the other grantors identified therein and U.S. Bank National Association, as Collateral Agent

10.04	First Lien Intercreditor Agreement, dated as of June 17, 2016, among West Corporation, the other grantors party thereto, Wells Fargo Bank, National Association, as Credit Agreement Collateral Agent, and U.S. Bank National Association, as the Initial Other Authorized Representative